                                                                   EXHIBIT 99.A







              CERTIFICATE OF THE PUBLIC UTILITY COMMISSION OF TEXAS
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

               [Letterhead of Public Utility Commission of Texas]

                                November 12, 1992




Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Mr. Katz:

         Houston Lighting & Power Company (HL&P), a subsidiary of Houston Industries Incorporated (HII), a Texas corporation, has advised this Commission that HII is considering participation in the privatization of EDELAP S.A., an Argentine public utility company (EDELAP) and that HII may in the future consider participation in other such activities with respect to foreign public utility companies. In connection with such activities, HL&P has requested that the Public Utility Commission of Texas (the Commission) provide to you the certificate contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et. seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail electric rates of HII's public utility subsidiary, HL&P, please be advised that this
Commission:

                  (i) has the authority and resources to protect the ratepayers of HL&P; and

                  (ii)     intends to exercise such authority.

         This certification is considered applicable with respect to an acquisition of an interest in EDELAP and as to other foreign utility companies in which HII seeks to obtain an ownership interest, but such certification is expressly conditioned on and is subject to being revised or withdrawn by this Commission as to any future acquisition. Houston Lighting & Power Company has represented that they will timely inform this Commission of any efforts by HII to seek an ownership interest in other foreign utility companies.

                                       Sincerely,

                                       /s/ ROBERT W. GEE

                                       Robert W. Gee
                                       Chairman


BJS/ah
cc:      William C. Weeden
         Office of Public Utility Regulation
         Securities and Exchange Commission

                      CERTIFICATE OF THE STATE OF ARKANSAS
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

               [Letterhead of Arkansas Public Service Commission]



                                October 22, 1997





VIA FEDERAL EXPRESS

Mr. Jonathan G. Katz, Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Mr. Katz:

         Houston Industries ("HI"), the parent company of NorAm Energy Corporation ("NorAm"), has requested that the Arkansas Public Service Commission ("APSC") provide to you a certificate of its authority pursuant to Section 33(a)(2) of the Public Utility Holding Company Act of 1935, as amended, to protect the ratepayers of Arkla, a division of NorAm ("Arkla"), in the event that HI invests no more than one hundred percent (100%) of HI's consolidated retained earnings at such time any such investment is made (the "Investment Limit") in foreign utility companies ("FUCOs").

         The APSC hereby certifies that it has the authority and resources to protect Arkla ratepayers from any effect of HI's investment in FUCOs and intends to exercise that authority in the event that HI invests no more than the Investment Limit in FUCOs, subject to the terms of the Stipulation and Agreement entered into by and among HI, NorAm, Arkla and the APSC on October 22, 1997.

                                       Sincerely,

                                       /s/  LAVENSKI R. SMITH
                                       Lavenski R. Smith, Chairman

                                       /s/  SAM I. BRATTON
                                       Sam I. Bratton, Jr., Commissioner

                                       /s/  JULIUS D. KEARNEY
                                       Julius D. Kearney, Commissioner

                     CERTIFICATE OF THE STATE OF LOUISIANA
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

               [Letterhead of Louisiana Public Service Commission]



                                January 22, 1997




Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  30549

Dear Mr. Katz:

         Arkla and Entex, divisions of NorAm Energy Corp., a Delaware corporation, are public utilities subject to the jurisdiction of the Louisiana Public Service Commission ("Commission"). At its Business and Executive meeting on December 18, 1996, the Commission voted to not oppose the merger of Houston Industries Incorporated ("HI"), Houston Lighting and Power Company ("HL&P"), HI Merger, Inc. and NorAm Energy Corp. ("HI/NorAm merger"). Following consummation of the merger, NorAm will be affiliated with Houston Industries Energy, Inc., a subsidiary of HI.

         Arkla and Entex have advised the Commission that following final consummation of the HI/NorAm merger, NorAm and Houston Industries Energy, Inc. are considering acquiring an interest in one or more foreign utility companies ("FUCOS"), including FUCOS in Latin America, the Caribbean, the United Kingdom, Europe and Asia. In connection with such acquisitions, Arkla and Entex have requested the Commission to provide you the certification as provided for in
Section 33(a)(2) of the Public Utility Holding Company Act of 1935, which was added to that Act by Section 715 of the Energy Policy Act of 1992.

         The Commission has jurisdiction over the retail gas rates of Arkla and Entex. Both NorAm and Entex are divisions of NorAm Energy Corp., and upon consummation of the HI/NorAm merger, will both become affiliates of Houston Industries Energy, Inc. The Commission hereby verifies that it:

         (1) has the authority and the resources to protect the ratepayers of Louisiana subject to its jurisdiction; and

         (2)      intends to exercise such authority.

         This certification is intended to be effective only upon approval and consummation of the HI/NorAm merger. In addition, certification is applicable with respect to acquisitions of interest in such future FUCO ventures in which NorAm, Houston Industries Energy, Inc. or their affiliates may seek to obtain an ownership interest. This certification is expressly conditioned on and is subject to being revised or withdrawn by the Commission as to any further acquisitions. Arkla and Entex have represented that they will timely inform this Commission of any acquisitions by NorAm, Houston Industries Energy, Inc. or their affiliates of ownership interest in foreign utility companies.

                                       Sincerely,

                                       /s/  LAWRENCE G. ST. BLANC
                                       Lawrence G. St. Blanc
                                       Executive Secretary
                                       Louisiana Public Service Commission

cc:      Office of Public Utility Regulation
         Securities and Exchange Commission

                     CERTIFICATE OF THE STATE OF MISSISSIPPI
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

              [Letterhead of Mississippi Public Service Commission]



                                October 21, 1996




Mr. Jonathan G. Katz, Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Dear Mr. Katz:

         Entex, a division of NorAm Energy Corp. ("NorAm"), a Delaware corporation, has advised this Commission that NorAm and NorAm's affiliates are considering participation and investment in various foreign utility company ventures including the privatization of Gas Natural in Colombia by EcoPetrol, the government-owned energy entity in that country, and other local distribution systems or natural gas projects in that region involving transmission pipelines, marketing, gathering and processing enterprises. In connection with such activities, NorAm has requested the Mississippi Public Service Commission ("Commission") to provide you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail gas rates of the Mississippi Natural Gas Public Utility Division of NorAm, the commission hereby certifies that it

         (i) has the authority and resources to protect the ratepayers of Mississippi, and

         (ii)     intends to exercise such authority.

         This certification is intended to be applicable with respect to an acquisition of an interest in Gas Natural and such other foreign utility company ventures in which NorAm or its current or future affiliates may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn by this commission as to any future acquisitions. NorAm has represented that it will timely inform this Commission, prior to acquisitions by NorAm or its affiliates of ownership interest in other foreign utility companies.

                                       Sincerely,

                                       /s/  NIELSEN COCHRAN


                                       Chairman
                                       Mississippi Public Service Commission

cc:      Office of Public Utility Regulation
         Securities and Exchange Commission

                      CERTIFICATE OF THE STATE OF MINNESOTA
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                   [Letterhead of Jones, Day, Reavis & Pogue]



                                  June 4, 1997





VIA FEDERAL EXPRESS


Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Mr. Katz:

         Minnegasco, a Division of NorAm Energy Corp., is a public utility subject to the jurisdiction of the Minnesota Public Utilities Commission ("MPUC"). Currently pending is the proposed merger of Houston Industries Incorporated ("HI"), Houston Lighting & Power Company ("HL&P"), HI Merger, Inc. and NorAm Energy Corp. ("NorAm"). Following receipt of all required approvals and consummation of that merger, Minnegasco, a Division of NorAm, will be affiliated with Houston Industries Energy, Inc. ("HIE"), a subsidiary of HI.

         Minnegasco has advised the MPUC that NorAm is considering acquiring an interest in one or more foreign utility companies ("FUCOs"), including FUCOs in Latin America, with a total investment not to exceed $100 million. Minnegasco has also advised the MPUC that following approval and final consummation of the HI/NorAm merger, HIE is considering acquiring an interest in one or more FUCOs, including FUCOs in Latin America, the Caribbean, the United Kingdom, Europe and Asia, with a total investment not to exceed $500 million. This amount is in addition to HIE's existing FUCO investment and the $100 million in possible NorAm FUCO investments.

         In connection with such acquisitions, Minnegasco asked the MPUC to provide the certifications contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935, which was added to the Act by Section 715 of the Energy Policy Act of 1992. The MPUC has provided such certifications regarding the above-described FUCO investments in its Order Granting Certification with Conditions, dated March 14, 1997, in Docket No. G-008/S-96-1149 (regarding NorAm investments) and in its Order Granting Certification with Conditions, dated March 14, 1997, in Docket No. G-008/S-96-1581 (regarding HIE investments). A certified copy of these two orders is enclosed with this letter.

         Please call me at (312) 269-1546 if you have any questions.

                                       Very truly yours,

                                       /s/  PAUL T. RUXIN

                                       Paul T. Ruxin
Enclosures

                       CERTIFICATION OF COMMISSION ORDERS



I hereby certify and affirm that the attached Order Granting Certification with Conditions, dated March 14, 1997, in Docket No. G-008/S-96-1149 and the Order Granting Certification with conditions, dated March 14, 1997, In Docket No. G-008/S-96-1581 are true and correct copies of the original orders issued by the Minnesota Public Utilities Commission.

                                       /s/ Burt W. Haar
                                       ---------------------------------
                                       Burt W. Haar, Executive Secretary

April 4, 1997

                BEFORE THE MINNESOTA PUBLIC UTILITIES COMMISSION

                Edward A. Garvey
                Joel Jacobs                      Commissioner
                Marshall Johnson                 Commissioner
                MacMcCollar                      Commissioner
                Don Storm                        Commissioner

In the Matter of a Petition by Minnegasco, a     ISSUE DATE:  March 14, 1997
Division of NorAm Energy Corp., for
Minnesota Public Utilities Commission            DOCKET NO. G-008/S-96-1149
Certification to Invest in a Foreign Utility
under 15 U.S.C. Section 79z-5b                   ORDER GRANTING CERTIFICATION
                                                     WITH CONDITIONS

                               PROCEDURAL HISTORY

On October 1, 1996, Minnegasco, a Division of NorAm Energy Corp. filed a request for Commission certification to the Securities Exchange Commission (SEC) regarding NorAm's proposed investment in foreign utilities.

On October 31, 1996, the Department of Public Service (the Department) filed comments recommending certification with certain conditions.

On February 20, 1997, Minnegasco filed its Unilateral Stipulation and Promise.

On February 20, 1997, the matter came before the Commission for consideration.

                            FINDINGS AND CONCLUSIONS

I.       THE FEDERAL ENERGY POLICY ACT OF 1992

The federal Energy Policy Act of 1992 was signed into law on October 24, 1992. Among other things, the Act exempts from the provisions of the Public Utilities Holding Company Act ("PUHCA) a new class of utility, the foreign utility company. Foreign utility companies may be exempt from PUHCA requirements even if they are subsidiaries or affiliates of a state-regulated holding company or public utility. This exemption from PUHCA requirements applies only if every state commission with jurisdiction over the public utility certifies to the SEC that the commission:

o has the authority and the resources to protect ratepayers subject to its jurisdiction; and

o        intends to exercise its authority

II.      THE MINNEGASCO PETITION

Minnegasco requested Commission certification for NorAm's proposed investments in foreign utility companies, including but not limited to projects involving various Latin American natural gas distribution systems, transmission pipelines, and marketing, gathering, and processing enterprises. NorAm is currently considering investing approximately $100 million (amounting to 2.7% of NorAm's consolidated assets and 4.5% of NorAm's total capitalization) in the Latin American gas projects. Although details of the projects have not been finalized, NorAm is considering investment in Gas Natural, S.A. in Colombia. NorAm stated that its current or future affiliates will inform the Commission prior to acquisition of ownership in other foreign utility companies.

Minnegasco stated that its Minnesota property will not be encumbered to secure any indebtedness associated with the foreign investment. According to Minnegasco, NorAm's foreign investments will have no impact on Minnegasco's rates and services or on its utility operations in Minnesota.

III.     COMMENTS OF THE DEPARTMENT

The Department stated that the interest in foreign utilities will be owned by a separate NorAm subsidiary corporation, thereby insulating Minnegasco from any transactions or potential liabilities of the foreign investment. Any potential change in the capital structure of NorAm would be minimal. The proposed acquisitions are too small, in comparison to NorAm's total assets and total capitalization, to jeopardize NorAm's financial health.

The Department stated that the proposed foreign investments will have no impact on Minnegasco's regulated capital structure. The Commission has the authority to establish a hypothetical rate case capital structure for Minnegasco, if appropriate.

The Department predicted that the proposed foreign investment will have no direct impact on Minnegasco's gas distribution operations. Minnegasco's customers will see no change in their day-to-day utility service as a result of the acquisitions.

The Department recommended that the Commission find that it has the authority to protect ratepayers within its jurisdiction, and the intent and resources to exercise the authority. The Department recommended that the Commission condition its certification as follows:

1. The certificate is limited to the proposed NorAm investments in this filing.

2. NorAm shall provided advance notification of any other intent to acquire an interest in foreign utility companies and obtain separate certification for any such additional investments.

3. NorAm will not encumber any Minnesota property because of these foreign investments.

4.       NorAm shall file with the Commission:

         o copies of the required reports relating to NorAm's foreign utility company investments filed with the SEC at the time it files these reports with the SEC: and

         o an annual report on NorAm's foreign utility company investment to be filed one year from the date of Commission approval

5. The annual report filed according to the above paragraph shall contain the following information:

         o        the total foreign investment, including specific projects

         o a list of all outstanding bonds issued since the Company agreed to acquire foreign investments

         o        NorAm's capital structure, including short term debt

6. The certificate is conditioned on and subject to being removed or withdrawn by the Commission as to any future foreign utility company investments if the Commission deems such action is warranted.

IV.      COMMISSION ACTION

After examining the facts presented in the Company's petition and the Department's comments, the Commission finds that it has the authority and resources to protect ratepayers, and that it intends to exercise its authority for ratepayer protection.

         A.       THE COMMISSION'S AUTHORITY TO PROTECT RATEPAYERS

The Commission has the authority under Minn. Stat. Sections 216B.03, 216B.08, and 216B.16 to set just and reasonable rates for Minnegasco and Minnegasco's ratepayers. The Commission will review expenses submitted in Minnegasco's next general rate case to determine their prudence and reasonableness. The Commission has the statutory authority to disallow any cost if disallowance is necessary to insulate Minnegasco ratepayers from any improper cost allocations stemming from, or other harmful effects of, NorAm's foreign investment.

In previous requests for SEC certification regarding foreign utility investment, the Commission has made similar findings regarding the Commission's authority to protect ratepayers.(1)

--------

(1) See, for example, In the Matter of a Petition by UtiliCorp, United Inc. for Minnesota Public Utilities Commission Certification to Invest in a Foreign Utility under 15 U.S.C. Section 79z-5b, Docket No. G-001/S-94-907, ORDER GRANTING CERTIFICATION SUBJECT TO LIMITATIONS AND CONDITIONS (November 30,
1994).

Since the last time the Commission addressed a request for certification, however, the Minnesota Supreme Court has issued a decision in another proceeding which relates to certain aspects of the Commission's authority to regulate Minnegasco. Minnegasco et al v. MPUC, 549 N.W. 2d 904 (Minn. 1996). In that decision, the Supreme Court found that the Commission did not have the authority to preclude a Minnegasco unregulated affiliate's uncompensated use of Minnegasco's good will. The Court also reversed the Commission's decision regarding the allocation of certain costs incurred by the unregulated affiliate.

In order to address any concerns in this docket which might arise from the Court's decision in Minnegasco et al v. MPUC, Minnegasco filed its Unilateral Stipulation and Promise.

In the Stipulation, Minnegasco made a number of statements which touch upon the Commission's authority to protect ratepayers. The main issues addressed by Minnegasco are as follows:

o Neither Minnegasco, nor any current or future subsidiary or affiliate, will seek to recover from Minnegasco ratepayers, either directly or indirectly, any costs or expenses associated with foreign utility investment.

o Minnegasco accepts that the Supreme Court's decision in Minnegasco et al v. MPUC: (1) is limited to its specific facts; (2) "speaks only to a utility's recovery of statutorily-mandated gas leak check costs and the imputation of royalty payments from an unregulated business to the regulated utility business in connection with the common use of the company's name"; (3) does not limit the Commission's authority over affiliate transactions under Minn. Stat. Section 216B.48; and (4) does not limit the Commission's authority under Minn. Stat. Section 216B.16 to set just and reasonable rates and to disallow costs imprudently incurred.

o Minnegasco will not challenge the Commission's authority to disallow imprudent costs, including allocations of joint and common costs between a utility and affiliate, or to impute revenues when necessary to set just and reasonable rates.

o If a court finds that the Commission lacks authority to consider imprudence (either on the part of the utility itself or in relation to any affiliate) in setting rates, any Commission certification to the SEC can be revoked by the Commission without Minnegasco's objection as to the Commission's authority to do so.

The Commission finds that the Minnegasco Stipulation is an appropriate affirmation of the Commission's long-standing authority to protect ratepayers within its jurisdiction.

The Commission finds that it clearly possesses the requisite authority to protect ratepayers subject to its jurisdiction, as required for Commission certification under 15 U.S.C. Section 79z-5b.

The Commission also finds that its authority will best be preserved if the Commission sets certain conditions to its SEC certification. The Commission will therefore condition the certification as requested by the Department, and will add other conditions as enumerated in the ordering paragraphs of this Order. By placing these conditions and limitations upon the certificate, the Commission ensures that its authority will protect ratepayers from any adverse effects from the proposed-foreign investment.

         B.       THE COMMISSION'S INTENT TO EXERCISE ITS AUTHORITY

The Commission intends to exercise its authority, pursuant to Minn. Stat. Sections 216B.03, 216B.08, and 216B.16, to protect the interests of Minnegasco's ratepayers.

         C.       THE RESOURCES NECESSARY TO PROTECT RATEPAYERS.

The Commission finds that it has adequate staff and financial resources to protect Minnesota jurisdictional ratepayers from possible harm or liability arising from NorAm's proposed foreign investment.

                                      ORDER

1. The Commission certifies that it has the authority and resources to protect the ratepayers subject to its jurisdiction and that it intends to exercise that authority with respect to NorAm's proposed foreign investment.

         The Commission's certification is subject to the following conditions and limitations:

         a. The certification is limited to the proposed NorAm investments in this filing.

         b. NorAm shall provide advance notification of any other intent to acquire an interest in foreign utility companies and obtain separate certification for any such additional investments.

         c. NorAm will not encumber any Minnesota property because of these foreign investments.

         d.       NorAm shall file with the Commission:

                  o copies of the required reports relating to NorAm's foreign utility company investments filed with the SEC at the time it files these reports with the SEC; and

                  o an annual report on NorAm's foreign utility company investment to be filed one year from the date of Commission approval.

         e. The annual report filed according to the above paragraph shall contain the following information:

                  o the total foreign investment, including specific projects

                  o a list of all outstanding bonds issued since the Company agreed to acquire foreign investments

                  o        NorAm's capital structure, including short term debt.

         f. The certification is conditioned on and subject to being removed or withdrawn by the Commission as to any future foreign utility company investments if the Commission deems such action is warranted.

         g. NorAm will finance its foreign utility investments in such a manner that the 5 percent limit applicable to transactions involving the issuance of securities will not be violated.

         h. Minnegasco, NorAm and its current or future affiliates will inform the Commission in a timely manner of the acquisition of any ownership in any foreign utility.

         i. NorAm and its current and future affiliates will submit copies of all reports filed with the SEC regarding foreign utility investments.

         j. NorAm and its current and future affiliates will file with the Commission quarterly reports listing the total amount invested in foreign utilities. In addition, the quarterly reports shall list the total amount of HI's aggregate investments financed through the issuances of then-outstanding securities and the percent of HI's then-outstanding total capitalization.

         k. The Commission, the Department, and the OAG shall have access to the relevant books, records and financial statements (or copies thereof) of NorAm's current and future affiliates doing business with foreign utilities, to the extent necessary to protect Minnegasco ratepayers.

         l. Minnegasco will exclude from rate recovery all costs associated with NorAm's and its current and future affiliates' foreign investments.

         m. Accounting procedures will be developed to assure that NorAm and its current and future affiliates are adequately and fairly compensated for any common or joints costs incurred for the benefit of the foreign utility. Minnegasco will file a report by May 1, 1998 that will describe these accounting procedures. In addition, Minnegasco will include in all May 1 jurisdictional reports, a report summarizing common costs charged to the foreign utility from NorAm and its current or future subsidiaries.

         n. Minnesota regulatory agencies' costs charged to Minnegasco for the agencies, future review of foreign investment notification and any related foreign investment compliance reviews will not be charged to Minnegasco's jurisdictional customers. Minnegasco will allocate internal time pursuant to the Cost Allocation Manual.

2. The Commission accepts Minnegasco's Unilateral Stipulation dated February 20, 1997.

3.       This Order shall become effective immediately.

                                       BY ORDER OF THE COMMISSION

                                       /s/ JANET G. GONZALEZ, FOR

                                       Burl W. Haar
                                       Executive Secretary


(SEAL)

                BEFORE THE MINNESOTA PUBLIC UTILITIES COMMISSION

                Edward A. Garvey                 Chair
                Joel Jacobs                      Commissioner
                Marshall Johnson                 Commissioner
                Mac McCollar                     Commissioner
                Don Storm                        Commissioner

In the Matter of the Petition of Minnegasco, a   ISSUE DATE:  March 14, 1997
Division of NorAm Energy Corp., for
Minnesota Public Utilities Commission            DOCKET NO. G-008/S-96-1581
Certification to Invest in a Foreign Utility
under 15 U.S.C. Section 79z-5b for Minnegasco's  ORDER GRANTING CERTIFICATION
Post-Merger Affiliate, Houston Industries            WITH CONDITIONS
Energy, Inc.


                               PROCEDURAL HISTORY

On December 1, 1996, Minnegasco, a Division of NorAm Energy Corp., filed a request for Commission certification to the Securities Exchange Commission (SEC) regarding proposed investment in foreign utilities. Minnegasco's request for Minnesota certification was filed on behalf of Houston Industries, Inc. (HI), whose subsidiary, Houston Industries Energy, Inc. (HIE), contemplated significant foreign utility investment.

Minnegasco submitted the request on behalf of HIE because of the anticipated merger between NorAm and HI in Docket No. G-008/PA-96-950. Since the filing of the petition, the Commission has approved the merger in a February 24, 1997 Order, ORDER APPROVING MERGER SUBJECT TO CONDITIONS.

On January 9, 1997, the Department of Public Service (the Department) filed comments recommending certification with certain conditions.

On February 20, 1997, Minnegasco filed its Unilateral Stipulation and Promise.

On February 20, 1997, the matter came before the Commission for consideration.

                            FINDINGS AND CONCLUSIONS

I.       THE FEDERAL ENERGY POLICY ACT OF 1992

The federal Energy Policy Act of 1992 was signed into law on October 24, 1992. Among other things, the Act exempts from the provisions of the Public Utilities Holding Company Act (PUHCA) a new class of utility, the foreign utility company. Foreign utility companies may be exempt from

PUHCA requirements even if they are subsidiaries or affiliates of a state-regulated holding company or public utility. This exemption from PUHCA requirements applies only if every state commission with jurisdiction over the public utility certifies to the SEC that the commission:

o has the authority and the resources to protect ratepayers subject to its jurisdiction; and

o        intends to exercise its authority.

II.      THE MINNEGASCO PETITION

Minnegasco requested Commission certification so that HIE may pursue post-merger investments. Minnegasco asked for authority for HIE to invest up to $500 million in as yet unspecified foreign utility investments. The lack of specificity is necessary to preserve the Company's flexibility as it responds to fluid, changing market opportunities.

To date, HIE has invested approximately $348 million (or approximately 3% of HI's consolidated investments) in foreign utility investments. HIE is actively evaluating further opportunities to acquire electric utility facilities being privatized by foreign governments worldwide.

Minnegasco stated that HIE's investments in foreign utilities will impact only HIE's capital structure and will have no impact on NorAm or on NorAm's gas utility division. Neither NorAm nor HI will be financing the foreign investments through the issuance of securities.

With the investments proposed in this docket and a companion docket, G-008/S-96-1149, HI's and NorAm's combined post-merger foreign utility investment would constitute approximately 8.5% of HI's post-merger consolidated assets.

Minnegasco stated that statutory restrictions under PUHCA and the Energy Act of 1992 will assure that HIE's foreign investments will have no direct impact on Minnegasco's gas distribution operations. As a result, Minnegasco's customers will see no change in their day-to-day utility service.

III.     COMMENTS OF THE DEPARTMENT

The Department stated that HIE's proposed total foreign investment, compared to its total capitalization, would be reasonable.

The Department stated that the interest in foreign utilities would be owned by HI's separate subsidiary corporation; this corporate structure would effectively insulate Minnegasco from any transactions or potential liabilities of the foreign investment. The Department agreed with Minnegasco that Minnesota customers would see no change in their day-to-day utility service as a result of the acquisitions.

The Department recommended that, pursuant to 15 U.S.C. Section 79z-5b, the Commission certify that it has the authority and resources to protect ratepayers subject to its jurisdiction and that it intends to exercise its authority with respect to HIE's proposed investments in various foreign utility projects. The Department recommended that the Commission condition its certification as follows:

1. The certification is limited to the proposed HIE foreign utility company investments in this filing up to $500 million, representing a total foreign utility company investment of 8.5 percent of the proposed post-merger capitalization of HI as filed in Docket No. G-008/PA-96-950.

2. HI shall provide advance notification of any other intent to acquire an interest in foreign utility companies and obtain separate certification for any such additional investments.

3. HI will not encumber any Minnesota property because of these foreign investments.

4.       HI shall file with the Commission:

         o copies of the required reports relating to HI's foreign utility company investments filed with the SEC at the time it files these reports with the SEC; and,

         o an annual report on HI's foreign utility company investment to be filed one year from the date of Commission approval.

5. The annual report filed according to the above paragraph shall contain the following information:

         o        the total foreign investment, including specific projects;

         o a list of outstanding bonds issued since the Company agreed to acquire foreign investments;

         o        HI's capital structure, including short term debt; and

         o the ratio of HI's total foreign utility company investments relative to HI's total assets and capitalization.

6. The certification is conditioned on and subject to being removed or withdrawn by the Commission as to any future foreign utility company investments if the Commission deems such action is warranted.

IV.      COMMISSION ACTION

After examining the facts presented in the Company's petition and the Department's comments, the Commission finds that it has the authority and resources to protect ratepayers, and that it intends to exercise its authority for ratepayer protection.

         A.       THE COMMISSION'S AUTHORITY TO PROTECT RATEPAYERS

The Commission has the authority under Minn. Stat. Sections 216B.03, 216B.08, and 216B.16 to set just and reasonable rates for Minnegasco and Minnegasco's ratepayers. The Commission will review expenses submitted in Minnegasco's next general rate case to determine their prudence and reasonableness. The Commission has the statutory authority to disallow any cost if disallowance is necessary to insulate Minnegasco ratepayers from any improper cost allocations stemming from, or other harmful effects of, Minnegasco's affiliate's foreign investment.

In previous requests for SEC certification regarding foreign utility investment, the Commission has made similar findings regarding the Commission's authority to protect ratepayers.(1)

Since the last time the Commission addressed a request for certification, however, the Minnesota Supreme Court has issued a decision in another proceeding which relates to certain aspects of the Commission's authority to regulate Minnegasco. Minnegasco, et al v. MPUC, 549 N.W.2d 904 (Minn. 1996). In that decision, the Supreme Court found that the Commission did not have the authority to preclude a Minnegasco unregulated affiliate's uncompensated use of Minnegasco's good will. The Court also reversed the Commission's decision regarding the allocation of certain costs incurred by the unregulated affiliate.

In order to address any concerns in this docket which might arise from the Court's decision in Minnegasco, et al v. MPUC, Minnegasco filed its Unilateral Stipulation and Promise.

In the Stipulation, Minnegasco made a number of statements which touch upon the Commission's authority to protect ratepayers. The main issues addressed by Minnegasco are as follows:

o Neither Minnegasco, nor any current or future subsidiary or affiliate, will seek to recover from Minnesota ratepayers, either directly or indirectly, any costs or expenses associated with foreign utility investment.

o Minnegasco accepts that the Supreme Court's decision in Minnegasco, et al v. MPUC: 1) is limited to its specific facts; 2) "speaks only to a utility's recovery of statutorily-mandated gas leak check costs and the imputation of royalty payments from an unregulated business to the regulated utility business in connection with the common use of the company's name; 3) does not limit the Commission's authority over affiliate transactions under Minn. Stat. Section 216B.48; and 4) does not limit the Commission's authority under Minn. Stat. Section 216B.16 to set just and reasonable rates and to disallow costs imprudently incurred.

--------

(1)See, for example, In the Matter of a Petition by UtiliCorp United, Inc. for Minnesota Public Utilities Commission Certification to Invest in a Foreign Utility under 15 U.S.C. Section 79z-5b, Docket No. G-011/S-94-907, ORDER GRANTING CERTIFICATION SUBJECT TO LIMITATIONS AND CONDITIONS (November 30,
1994).

o Minnegasco will not challenge the Commission's authority to disallow imprudent costs, including allocations of joint and common costs between a utility and affiliate, or to impute revenues when necessary to set just and reasonable rates.

o If a Court finds that the Commission lacks authority to consider imprudence (either on the part of the utility itself or in relation to any affiliate) in setting rates, any Commission certification to the SEC can be revoked by the Commission without Minnegasco's objection as to the Commission's authority to do so.

The Commission finds that the Minnegasco Stipulation is an appropriate affirmation of the Commission's long-standing authority to protect ratepayers within its jurisdiction.

The Commission finds that it clearly possesses the requisite authority to protect ratepayers subject to its jurisdiction, as required for Commission certification under 15 U.S.C. 79z-5b.

The Commission also finds that its authority will best be reserved if the Commission sets certain conditions to its SEC certification. The Commission will therefore condition the certification as requested by the Department, and will add other conditions as enumerated in the ordering paragraphs of this Order. By placing these conditions and limitations upon the certificate, the Commission ensures that its authority will protect ratepayers from any adverse effects from the proposed foreign investment.

         B.       THE COMMISSION'S INTENT TO EXERCISE ITS AUTHORITY

The Commission intends to exercise its authority, pursuant to Minn. Stat. Sections 216B.03, 216B.08, and 216B.16, to protect the interests of Minnegasco's ratepayers.

         C.       THE RESOURCES NECESSARY TO PROTECT RATEPAYERS

The Commission finds that it has adequate staff and financial resources to protect Minnesota jurisdictional ratepayers from possible harm or liability arising from HIE's proposed foreign investment.

                                      ORDER

1. The Commission certifies that it has the authority and resources to protect the ratepayers subject to its jurisdiction and that it intends to exercise that authority with respect to HIE's proposed foreign investment.

         The Commission's certification is subject to the following conditions and limitations:

         a. The certification is limited to the proposed HIE foreign utility company investments in this filing up to $500 million, representing a total foreign utility company investment of 8.5 percent of the proposed post-merger capitalization of HI as filed in Docket No. G-008/PA-96-950.

         b. HI shall provide advance notification of any other intent to acquire an interest in foreign utility companies and obtain separate certification for any such additional investments.

         c. HI will not encumber any Minnesota property because of these foreign investments.

         d.       HI shall file with the Commission:

                  o copies of the required reports relating to HI's foreign utility company investments filed with the SEC at the time it files these reports with the SEC; and

                  o an annual report on HI's foreign utility company investment to be filed one year from the date of Commission approval

         e. The annual report filed according to the above paragraph shall contain the following information:

                  o the total foreign investment, including specific projects

                  o a list of all outstanding bonds issued since the Company agreed to acquire foreign investments

                  o        HI's capital structure, including short term debt;
                           and

                  o the ratio of HI's total foreign utility company investments relative to HI's total assets and capitalization

         f. The certification is conditioned on and subject to being removed or withdrawn by the Commission as to any future foreign utility company investments if the Commission deems such action is warranted.

         g. HI will finance its foreign utility investments in such a manner that the 5 percent limit applicable to transactions involving the issuance of securities will not be violated.

         h. Minnegasco, NorAm and its current or future affiliates will inform the Commission in a timely manner of the acquisition of any ownership in any foreign utility.

         i. NorAm and its current and future affiliates will submit copies of all reports filed with the SEC regarding foreign utility investments.

         j. NorAm and its current and future affiliates will file with the Commission quarterly reports listing the total amount invested in foreign utilities. In addition, the quarterly reports shall list the total amount of HI's aggregate investments financed through the issuances of then-outstanding securities and the percent of HI's then-outstanding total capitalization.

         k. The Commission, the Department, and the OAG shall have access to the relevant books, records, and financial statements (or copies thereof) of NorAm's current and future affiliates doing business with foreign utilities, to the extent necessary to protect Minnegasco ratepayers.

         l. Minnegasco will exclude from rate recovery all costs associated with NorAm's and its current and future affiliates' foreign investments.

         m. Accounting procedures will be developed to assure that NorAm and its current and future affiliates are adequately and fairly compensated for any common or joint costs incurred for the benefit of the foreign utility. Minnegasco will file a report by May 1, 1998 that will describe these accounting procedures. In addition, Minnegasco will include all May l jurisdictional reports, a report summarizing common costs charged to the foreign utility from NorAm and its current or future subsidiaries.

         n. Minnesota regulatory agencies' costs charged to Minnegasco for the agencies' future review of foreign investment notification and any related foreign investment compliance reviews will not be charged to Minnegasco's jurisdictional customers. Minnegasco will allocate internal time pursuant to the Cost Allocation Manual.

2. The Commission accepts Minnegasco's Unilateral Stipulation and Promise dated February 20, 1997.

3.       This Order shall become effective immediately.

                                       BY ORDER OF THE COMMISSION

                                       /s/ JANET G. GONZALEZ, FOR

                                       Burl W. Haar
                                       Executive Secretary

(SEAL)

                      CERTIFICATE OF THE STATE OF OKLAHOMA
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

               [Letterhead of Corporation Commission of Oklahoma]

                                December 11, 1996




Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  30549

Dear Mr. Katz:

         Arkla, a Division of NorAm Energy Corp., is a public utility subject to the jurisdiction of the Oklahoma Corporation Commission (Commission). The Commission recently approved the merger of Houston Industries Incorporated (HI), Houston Lighting & Power Company (HL&P), HI Merger, Inc. and NorAm Energy Corp. (the HI/NorAm merger). Following consummation of that merger, NorAm will be affiliated with Houston Industries Energy, Inc. (HIE), a subsidiary of HI.

         Arkla has advised this Commission that following final consummation of the HI/NorAm merger, NorAm and HIE are considering acquiring an interest in one or more foreign utility companies (FUCOs) including FUCOs in Latin America, the Caribbean, the United Kingdom, Europe and Asia. In connection with such acquisitions, Arkla has asked this Commission to provide to you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935, which was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail gas rates of the Arkla Natural Gas Public Utility Division of NorAm, which if the HI/NorAm merger is consummated will be an affiliate of HIE, please be advised that this
Commission:

         (i) has constitutional and statutory authority pursuant to Oklahoma Constitution Art. IX, Section 18, et seq. and Oklahoma Stat. Title 17 Section 152 et seq. to supervise and regulate gas utilities and all matters relating to the performance of their public duties and their charges therefore, and to correct any abuses of such utilities; and

         (ii)     intends to exercise such authority.

         This certification is intended to be effective only upon consummation of the HI/NorAm merger. In addition, this certification is considered applicable with respect to NorAm, HIE or their affiliates' investment and acquisition of ownership in FUCOs. This certification is expressly conditioned on and is subject to being revised or withdrawn by this Commission, if it deems that action to be appropriate. Arkla has represented that it will timely inform this Commission when NorAm, HIE or their affiliates actually acquires ownership in a FUCO.

                                       Sincerely,

                                       /s/ CODY L. GRAVES

                                       Cody L. Graves
                                       Chairman

CLG/bc

cc:      Office of Public Utility Regulation
         Securities and Exchange Commission

                  CERTIFICATE OF THE TEXAS RAILROAD COMMISSION
                          UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  [Letterhead of Railroad Commission of Texas]

                                 October 4, 1996


Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Mr. Katz:

         Entex and Arkla, divisions of NorAm Energy Corp. ("NorAm"), a Delaware corporation, have advised this Commission that NorAm and NorAm's affiliates are considering participation and investment in various foreign utility company ventures including the privatization of Gas Natural in Colombia by EcoPetrol, the government-owned energy entity in that country, and other local distribution systems or natural gas projects in that region involving transmission pipelines, marketing, gathering and processing enterprises. In connection with such activities, Entex and Arkla have requested the Railroad Commission of Texas ("Commission") to provide you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail gas rates of the Entex and Arkla natural gas public utility divisions of NorAm, the Commission hereby certifies that it

         (i) has the authority and resources to protect the ratepayers of Entex and Arkla, and

         (ii)     intends to exercise such authority.

         This certification is intended to be applicable with respect to an acquisition of an interest in Gas Natural and such other foreign utility company ventures in which NorAm or its current or future affiliates may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn by this Commission as to any future acquisitions. Entex and Arkla have represented that they will timely inform this Commission of any efforts by NorAm or its affiliates to seek ownership interest in other foreign utility companies.

RE:  Mr. Jonathan G. Katz
October 4, 1996
Page 2





                                       Sincerely,

                                       /s/ RONALD L. KITCHENS


                                       Ronald L. Kitchens
                                       Director, Gas Services Division
                                       Railroad Commission of Texas



cc:      Office of Public Utility Regulation
         Securities and Exchange Commission